EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE SECURETECH GROUP

The following is an illustrative and unaudited pro forma financial information of SecureTech Innovations, Inc. (the “Company” or “SecureTech”) and its subsidiaries (hereinafter collectively referred to as the “SecureTech Group”) and Aiultraprod Group Limited (the “Target Company” or “AI UltraProd”) and its subsidiaries (together referred to as the “AIUP Group”) ) (the SecureTech Group including the AIUP Group hereinafter referred to as the “Combined Group”)  (the “Unaudited Pro Forma Financial Information”), which has been prepared by the directors of the Company (the “Directors”) to illustrate the effect of the proposed acquisition of the AIUP Group (the “Acquisition”), as if it has taken place on (i) 1 January 2024 in respect of the unaudited pro forma condensed combined statement of operations; and (ii) 31 March 2025 in respect of the unaudited pro forma condensed combined balance sheet of the Combined Group.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 "Amendments to Financial Disclosures about Acquired and Disposed Businesses", which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X because the Acquisition constitutes a probable significant acquisition that has not yet been consummated.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction ("Transaction Accounting Adjustments") and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur ("Management's Adjustments"). The Company has elected not to present Management's Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of the SecureTech Group and the AIUP Group and has been prepared to reflect the acquisition as if it had been consummated on 31 March 2025. The pro forma combined statements of operations has been prepared to reflect the acquisition as if it had been consummated on 1 January 2024. The unaudited pro forma condensed combined statement of operations for the fiscal year ended 31 December 2024 combines the historical consolidated statement of operations for the year then ended of the SecureTech Group and the AIUP Group. The unaudited pro forma condensed combined statement of operations for the three months ended 31 March 2025 combines the historical consolidated statement of operations for the three months then ended of the SecureTech Group and the AIUP Group.

The pro forma adjustments and allocation of purchase price are preliminary, are based on management's current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on all available information.

As of the date of the Current Report on Form 8-K to which the following unaudited pro forma condensed combined financial statements are filed as an exhibit (the "Form 8-K"), and given that the Acquisition has not been completed, the Company has not completed the detailed valuation analysis necessary to arrive at final estimates of the fair market value of the assets of the AIUP Group to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform the AIUP Group's accounting policies to the Company's accounting policies. Based on the information currently available, the Company has made certain adjustments to the historical book values of the assets and liabilities of the AIUP Group to reflect preliminary estimates of fair values necessary to prepare the unaudited pro forma condensed combined financial information, with the excess of the purchase price over the adjusted historical net assets of the AIUP Group recorded as goodwill. Actual results may differ from unaudited pro forma condensed combined financial information provided herein once the Acquisition is completed and the Company has determined the final purchase price for the AIUP Group, has completed the valuation analysis necessary to finalize the required purchase price allocations and has identified any additional conforming accounting policy changes for the AIUP Group. There can be no assurance that such finalization will not result in material changes.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management's estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements contained in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and the historical combined financial statements of the AIUP Group and accompanying notes filed as exhibits to the Form 8-K.

The following unaudited pro forma condensed combined financial statements gives effect to the Acquisition, which includes adjustments for the following:

•certain reclassifications to conform AIUP Group's historical financial statement presentation to the Company's presentation; and

•non-recurring transaction costs in connection with the Acquisition.

The estimated income tax rate applied to the pro forma adjustments is 21%. The estimated pro forma blended statutory rate, and all other tax amounts are stated at their historical amounts as the combined company's overall effective tax rate has not yet been determined. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and the AIUP Group filed consolidated income tax returns for the periods presented.

Valuations of the Company's assets are expected to be finalized no later than one year from the date of acquisition. Any value assigned to these assets will represent a reclassification from the goodwill asset recorded in our preliminary purchase price allocation. Any reclassification recorded could result in further adjustments to pro forma combined financial statements, including but not limited to adjustments to amortization expense, deferred tax liabilities and income tax expense.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the Company believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition and related financing transactions occurred on the dates indicated, or on any other date, nor are they necessarily indicative of the Company's future consolidated results of operations or consolidated financial position after the Acquisition and related financing transactions. The Company's actual financial position and results of operations after the Acquisition will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and the AIUP Group following the date of the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations does not include costs that may result from integration activities. The Company has not identified any Acquisition contingencies where the related asset, liability, or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, not to exceed one year from the acquisition date, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price.

The Unaudited Pro Forma Financial Information should be read in conjunction with:

•accompanying notes to the unaudited pro forma condensed combined financial statements;

•separate unaudited historical consolidated financial statements of the Company as of and for the three-month period ended 31 March 2025 included in the Company's Quarterly Report on Form 10-Q for the quarter ended 31 March 2025;

•separate audited historical consolidated financial statements of the Company as of and for the fiscal year ended 31 December 2024 included in the Company's Annual Report on Form 10-K for the fiscal year ended 31 December 2024;

•separate historical financial statements of the AIUP Group as of and for year ended 31 December 2024 included elsewhere in this Form 8-K; and

•separate historical financial statements of the AIUP Group as of and for the three-month period ended 31 March 2025 included elsewhere in this Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In USD)

	SecureTech Group 31 March 2025	AIUP Group 31 March 2025	Pro Forma adjustments	Note	Pro Forma Combined
ASSETS:
Current assets:
Cash and equivalents	6,485	133,685	--		140,170
Accounts receivables	--	1,079,808	--		1,079,808
Inventories	--	1,378,170	--		1,378,170
Other receivables	--	186,407	--		186,407
Other receivables, related parties	--	512,996	--		512,996
Prepayments	--	2,748,776	--		2,748,776
Deposits	1,114	--	--		1,114
Total current assets	7,599	6,039,842	--		6,047,441
Property and equipment, net	2,257	231,349	--		233,606
Operating lease right-of-use lease assets	--	187,083	--		187,083
Goodwill	--	--	7,494,402	A	7,494,402
Total assets:	9,856	6,458,274	7,494,402		13,962,532

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable	8,016	1,114,868	--		1,122,884
Accounts payable, related party	38,052	--	--		38,052
Accrued interest, related party	1,636	--	--		1,636
Accrued expenses	29,499	57,314	--		86,813
Operating lease liabilities	--	125,367	--		125,367
Borrowings	--	1,878,936	--		1,878,936
Contract liabilities	--	335,273	--		335,273
Other payables	8,797	573,352	--		582,149
Other payables, related parties	--	180,336	--		180,336
Notes payable, related party	134,611	--	--		134,611
Total current liabilities	220,611	4,265,446	--		4,486,057
Operating lease liabilities - noncurrent	--	49,410	--		49,410
Total liabilities	220,611	4,314,856	-		4,535,467

Stockholders’ equity (deficit):
Preferred stock	18	--	--		18
Common stock	35,309	--	--		35,309
Share capital	--	1,282	(1,282)	B	--
Additional paid in capital	1,562,851	585,721	7,979,779	C	10,128,351
Contingent consideration	--	--	1,652,910	D	1,652,910
Exchange reserves	--	(56,377)	--		(56,377)
Accumulated deficit	(1,808,933)	1,203,987	(2,137,005)	E	(2,741,951)
Equity attributable to owner:	(210,755)	1,734,613	7,494,402		9,018,260
Non-controlling interest	--	408,805	--		408,805
Total stockholders' equity (deficit):	(210,755)	2,143,418	7,494,402		9,427,065

Total liabilities and stockholders’ equity (deficit)	9,856	6,458,274	7,494,402		13,962,532

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In USD)

	SecureTech Group Year ended 31 December 2024	AIUP Group Year ended 31 December 2024	Pro Forma adjustments	Note	Pro Forma Combined
Revenues:
Sales	14,235	2,935,957	--		2,950,192
Cost of goods sold	3,421	2,215,081	--		2,218,502
Gross profit	10,814	720,876	--		731,690

Operating expenses:
General and administrative	414,401	795,964	--		1,210,365
Research and development	--	664,776	--		664,776
Total operating expenses	414,401	1,460,740	--		1,875,141

(Loss) from operations:	(403,587)	(739,864)	--		(1,143,451)

Other income (expense):
Other operating income	--	9,757	--		9,757
Interest income	--	8	--		8
Interest expense	(5,853)	(114,432)	--		(120,285)
Interest on lease liability	--	(12,261)	--		(12,261)
Total other income (expense):	(5,853)	(116,928)	--		(122,781)

Provision for income taxes	--	--	--		--

Net Loss before allocation to Non-controlling interests	(409,440)	(856,792)	--		(1,266,232)
Less: Net loss attributable to Non-controlling interests	--	92,752	--		92,752
Net Loss attributable to SecureTech shareholders	(409,440)	(764,040)	--		(1,173,480)

Loss per share, basic and diluted	(0.01)	(85.68)	N/A		(0.02)

Weighed average number of common shares outstanding, basic and diluted	78,148,402	N/A	N/A		78,148,402

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In USD)

	SecureTech Group 3-months ended 31 March 2025	AIUP Group 3-months ended 31 March 2025	Pro Forma adjustments	Note	Pro Forma Combined
Revenues:
Sales	--	313,176	--		313,176
Cost of goods sold	--	275,018	--		275,018
Gross profit	--	38,158	--		38,158

Operating expenses:
General and administrative	90,935	196,317	--		287,252
Research and development	--	74,750	--		74,750
Total operating expenses	90,935	271,067	--		362,002

(Loss) from operations:	(90,935)	(232,909)	--		(323,844)

Other income (expense):
Other operating income	--	50,123	--		50,123
Interest income	--	18	--		18
Interest expense	(3,430)	(24,126)	--		(27,556)
Interest on lease liability	--	(2,306)	--		(2,306)
Total other income (expense):	(3,430)	23,709	--		20,279

Provision for income taxes	--	--	--		--

Net Loss before allocation to Non-controlling interests	(94,365)	(209,200)	--		(303,565)
Less: Net loss attributable to Non-controlling interests	--	30,969	--		30,969
Net Loss attributable to SecureTech shareholders	(94,365)	(178,231)	--		(272,596)

Loss per share, basic and diluted	(0.00)	(20.92)	N/A		(0.01)

Weighed average number of common shares outstanding, basic and diluted	56,333,864	N/A	N/A		56,333,864

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In USD)

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements are based on the historical financial information of SecureTech Innovations, Inc. (“SecureTech” or the “Company”) and Aiultraprod Group Limited ("AI UltraProd" or the “Target Company”) after giving effect to the acquisition of AI UltraProd by the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the three months ended 31 March 2025 and for the year ended 31 December 2024 combines the historical results for each of the periods presented of the Company and the Target Company.

2. CONSIDERATIONS OF THE ACQUISITION

Pursuant to the Acquisition and Stock Purchase Agreement dated 23 June 2025, the Company has conditionally agreed to acquire for and AIUP Holdings Limited, a private limited company organized in the British Virgin Islands (the “Vendor”) has conditionally agreed to dispose 100% of the entire equity interest of the Target Company, in consideration of issuing 185 shares of SecureTech Innovations, Inc. Series A Preferred Stock ($0.001 par value), valued at USD $8,565,500, or USD $46,300 per preferred share, based on the 20 June 2025 closing price of SecureTech’s common stock at USD $4.63 per common share. Each preferred share is convertible into 10,000 common shares, with a contingent consideration of equity earnout to the Vendor, with AI UltraProd remaining a direct or indirect, wholly owned subsidiary of the Company upon completion.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(A)Goodwill is measured as the excess of the purchase price over the fair value of net assets acquired.

(B)As part of ASC805 business combinations, the current issued share capital of AI UltraProd will be exchanged for the Company's shares.

(C)Reflects the issuance of shares of the Company preferred stock to former AI UltraProd shareholders at the price above the par value, assumed at 20 June 2025 and is subject to change at actual issue date.

(D)Reflects the equity earnout provision payable only if all parties agree in writing to forgo a NASDAQ spin-off for AIUP Group and retain as permanent subsidiary of SecureTech Group.

(E)Reflects the accumulated deficit of AIUP Group before the acquisition that will be replaced by the Company's shares.